CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 2, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No.7 and Amendment No. 8 to Registration Statement File Nos. 33-84546 and 811-8786, respectively.



                                       /s/ ARTHUR ANDERSEN LLP
                                       ARTHUR ANDERSEN LLP



Boston, Massachusetts
April 27, 1998